                                                                      Exhibit 24

                               POWER OF ATTORNEY

Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Laura Franco, Mariko O'Shea, Matthew Morgeson, Elizabeth
Monteleone and Jiah Ham, or any one of them, as a true and lawful attorney-in-
fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity and in her capacity as Managing Member of Beehive Holdings Management
II, LLC, acting as general partner of Beehive Holdings II, LP and in her capacity as Managing Member of Beehive Holdings Management III, LLC, acting as general partner of Beehive Holdings III, LP ), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and
Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Bumble Inc. (the "Company") (i) pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), (ii)  Form 144 in accordance with Rule 144 of the
Securities Act of 1933, as amended and the rules thereunder and (iii) in connection with any applications for EDGAR access codes or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission, including without limitation the Form ID.  The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
144, 3, 4 and 5 with regard to his or her ownership of or transactions in securities of the Company, unless earlier revoked in writing. Laura Franco,
Mariko O'Shea, Matthew Morgeson, Elizabeth Monteleone and Jiah Ham are not
assuming any of the undersigned's responsibilities to comply with Rule 144 of the Securities Act of 1933, as amended or Section 16 of the Securities Exchange
Act of 1934, as amended.

                   By: /s/ Whitney Wolfe Herd
                           ---------------------
                   Name:   Whitney Wolfe Herd

                   BEEHIVE HOLDINGS II, LP
                   By:  Beehive Holdings Management II, LLC, its general partner

                   By: /s/ Whitney Wolfe Herd
                           ---------------------
                   Name:          Whitney Wolfe Herd
                   Title:         Managing Member

                   BEEHIVE HOLDINGS III, LP
                   By: Beehive Holdings Management III, LLC, its general partner

                   By: /s/ Whitney Wolfe Herd
                           ---------------------
                   Name:          Whitney Wolfe Herd
                   Title:         Managing Member

                   Date:    March 15, 2023